Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Zillow, Inc. Amended and Restated 2011 Incentive Plan of our reports dated February 22, 2013, with respect to the financial statements of Zillow, Inc. and the effectiveness of internal control over financial reporting of Zillow, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington

August 6, 2013